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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-88104 of Global Preferred Holdings, Inc. on Form S-8 of our report dated March 29, 2004, appearing in this Annual Report on Form 10-K of Global Preferred Holdings, Inc. for the year ended December 31, 2003.


/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 29, 2004